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                                                                      Exhibit 11

                        REPORT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
Kemper Money Funds

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of the Kemper Money Market Fund, Kemper Government Money Fund and Kemper Tax-Free Money Fund, comprising Kemper Money Funds (formerly Kemper Money Market Fund), as of July 31, 1996, and the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the fiscal periods since 1987. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of July 31, 1996, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds comprising Kemper Money Funds at July 31, 1996, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and the financial highlights for each of the fiscal periods since 1987, in conformity with generally accepted accounting principles.



                                       /s/ Ernst & Young LLP
                                       ERNST & YOUNG LLP


Chicago, Illinois
September 18, 1996


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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated September 18, 1996 in the Registration Statement (Form N-1A) and its incorporation by reference in the related prospectus of the Kemper Money Funds (formerly Kemper Money Market Fund), filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 42 to the Registration Statement under the Securities Act of 1933 (File No. 33-2-51992) and in this Amendment No. 42 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-2527).


                                           /s/ Ernst & Young LLP

                                           ERNST & YOUNG LLP



Chicago, Illinois
November 6, 1996